UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PEREGRINE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 5, 2014

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of stockholders on Thursday, October 16, 2014, at 10:30 a.m. Pacific Daylight Time at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides other information about Peregrine that you should know when you vote your shares. In addition to the formal business to be transacted, management will make a presentation on developments during the past year and will respond to stockholder questions.

Your vote is very important and we hope you will vote as soon as possible. There are three ways to vote by proxy - by Internet, by telephone, or by mailing the proxy card. Voting instructions for each of these methods are on the proxy card.

Thank you for your continued support and interest in Peregrine. We look forward to seeing you on Thursday, October 16, 2014 at our Annual Meeting.

Very truly yours,

Steven W. King
President, Chief Executive Officer
and Director

14282 Franklin Avenue ● Tustin, California 92780 ● (714) 508-6000 ● www.peregrineinc.com

 14282 Franklin Avenue ● Tustin, California 92780

Notice of Annual Meeting of Stockholders

Date and Time:	Thursday, October 16, 2014, 10:30 a.m. Pacific Daylight Time

Place:	Irvine Marriott, 18000 Von Karman Avenue, Irvine, CA 92612

Items of Business:	1.	To elect four directors to our Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;
	2.	To ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2015;
	3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2014 Annual Meeting of Stockholders; and
	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Record Date:	You are entitled to notice of, and to vote at the Annual Meeting and any adjournments of that Annual Meeting, if you were a stockholder of record at the close of business on August 22, 2014.

Voting by Proxy:	Please submit the enclosed proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the questions and answers under the heading “General Information” beginning on page 1 of the Proxy Statement and the instructions on your proxy card.

Internet Availability of Proxy Materials:	Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet to certain of our stockholders by mailing to them a Notice Regarding the Availability of Proxy Materials. To all other stockholders, we are mailing you this full set of proxy materials, including a proxy card. The enclosed Proxy Statement and accompanying Annual Report for the fiscal year ended April 30, 2014 are available under the “Investors,” sub-category “SEC Filings” section of our website at http://www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Notice or Proxy Statement).

IF YOU PLAN TO ATTEND

Registration will begin at 10:00 a.m. Pacific Daylight Time. Each stockholder will need to bring the Admission Ticket included with your proxy card, voting instruction card or Notice Regarding the Availability of Proxy Materials for admission to the Annual Meeting.

By Order of the Board of Directors,

/s/ Mark R. Ziebell
Mark R. Ziebell, Vice President, General Counsel
and Corporate Secretary

Tustin, California

September 5, 2014

This Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying proxy card are being distributed on or about September 5, 2014

Proxy Statement

General Information

Your vote is very important. For this reason, the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (referred to as “we,” “us,” “our,” “Company,” or “Peregrine”), is soliciting your proxy to vote your shares of common stock at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

Why am I receiving these materials?

Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement is being provided to all stockholders of record as of the close of business on August 22, 2014 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the 2014 Annual Meeting to be held on October 16, 2014. We intend to commence mailing this Proxy Statement and accompanying proxy card on or about September 5, 2014 to all stockholders entitled to vote at the Annual Meeting.

Our Financial Information

Our Annual Report to stockholders for the fiscal year ended April 30, 2014, including audited consolidated financial statements, has been mailed to stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed proxy materials?

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet. Accordingly, on or about September 5, 2014, we will send a Notice Regarding the Availability of Proxy Materials (the “Internet Notice”) to selected stockholders of record and beneficial owners. These stockholders have the ability to access the proxy materials on a website referred to in the Internet Notice or request to receive a printed set of the proxy materials by calling the toll-free number found in the Internet Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Internet Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you.

Who is eligible to vote?

Common stockholders of Peregrine, as recorded in our stock register at the close of business on August 22, 2014, can vote at the Annual Meeting. Each share of Peregrine’s common stock is entitled to one vote. As of August 22, 2014, there were 179,226,424 shares of our common stock outstanding and entitled to vote.

How do I vote?

There are three ways to vote by proxy:

(1)	by Internet;
(2)	by telephone; or
(3)	by mail.

If you vote by telephone or via the Internet, please do not return a signed proxy card. If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.

You may also vote in person at the Annual Meeting. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee (“street name” holders) and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee.

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How can I attend the Annual Meeting?

Registration will begin at 10:00 a.m. Pacific Daylight Time. Each stockholder will need to bring the Admission Ticket included with your proxy card, your voting instruction card or Notice Regarding the Availability of Proxy Materials to attend the Annual Meeting.

Who pays the cost of proxy solicitation?

Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock to forward the proxy soliciting materials to the beneficial owners of such common stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000 plus reasonable and approved out-of-pocket expenses.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a Voting Instruction Card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Annual Meeting, you must first obtain from the record holder a proxy issued in your name.

Brokerage firms have the authority under The NASDAQ Stock Market rules to vote shares on routine matters for which their customers do not provide voting instructions.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote for the proposals as follows:

FOR:

•	the election of our four directors;
•	the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2015; and
•	the approval, on an advisory basis, of the compensation of the named executive officers.

Can I revoke a proxy?

To revoke your proxy if you are a stockholder of record, you must advise our Secretary in writing before the Annual Meeting, deliver a validly executed proxy with a later date that we receive prior to the Annual Meeting, or attend the Annual Meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

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What is a quorum?

In order to carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote on the record date must be present at the Annual Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

What are “broker non-votes”?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners (“street name” holders), do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (“NYSE”), such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of “broker non-votes” on each of the proposals that will be considered at the Annual Meeting is described below and in our Proxy Statement.

We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of “broker non-votes” on such proposal.

The proposal to elect directors and the proposal to approve, on an advisory basis, the compensation of the named executive officers, are non-routine and the record owner may not vote your shares on either of these proposals if it does not get instructions from you.  If you do not provide voting instructions on these two matters, a broker non-vote will occur. Broker non-votes, as well as “ABSTAIN” votes, will each be counted towards the presence of a quorum but will not be counted towards the vote total for any Proposal, other than Proposal No. 2.

How many votes are needed to have the proposals pass?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote “For” for the following proposals:

Proposal No. 1 -	the election of our four directors;
Proposal No. 2 -	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2015; and
Proposal No. 3 -	to approve, on an advisory basis, the compensation of the named executive officers.

The Board of Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and “broker non-votes” (see above) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

In order for Proposal No. 2 to pass, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. Only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote.

The vote solicited for Proposal No. 3 is advisory, and therefore is not binding on the company, our Board of Directors or our Compensation Committee, nor will its outcome require the company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee. In addition broker non-votes will have no effect on the result of the vote on Proposal No. 3 although they will count toward the presence of a quorum. Abstentions as to this proposal will have the same effect as votes against this Proposal.

How are the votes counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

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What is “Householding” of Annual Meeting materials?

Some banks, brokers and other nominee record holders (“street name” holders) may be “householding” our proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 14282 Franklin Avenue, Tustin, California, 92780, Attn: Investor Relations, telephone: (800) 987-8256. If you want to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Proposal No. 1:

Election of Directors

The first proposal on the agenda for the Annual Meeting will be electing four directors to serve until the next annual meeting or until their successors are elected. There are four nominees for the four currently authorized seats on our Board of Directors. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below.

Under Delaware law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority” and broker non-votes will have no practical effect.

Each person nominated for election is currently serving as a director of Peregrine and each nominee has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

Information with respect to the number of shares of common stock beneficially owned by each director as of August 22, 2014 appears under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management.” The name, age, years of service on our Board of Directors, and principal occupation and business experience of each director nominee is set forth below.

DIRECTOR BIOGRAPHY

Name and Age	Principal Occupation and Business Experience	Director Since
Carlton M. Johnson, Jr. (age 54)

Mr. Johnson has served as a member of the Board of Directors since November 1999 and was appointed Chairman of the Board on October 22, 2010. Mr. Johnson has been self-employed since March 2013. Prior to that, he served as in-house legal counsel for Roswell Capital affiliated entities since June 1996. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1988 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria, Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson also serves on the board of Patriot Scientific Corporation, and formerly served on the boards of CryoPort, Inc. (ceased in May 2012), and Ecotality, Inc. (ceased in March 2012). The Board of Directors concluded that Mr. Johnson should serve as a director in light of the extensive public company finance experience that he has obtained through serving on the boards and audit committees of Patriot Scientific Corporation, CryoPort, Inc. and Ecotality, Inc.

1999
Steven W. King (age 50)

Mr. King has served as our President and Chief Executive Officer since March 2003 and as a member of the Board of Directors since October 2003. From August 2002 to March 2003, Mr. King served as Chief Operating Officer and from February 2000 to August 2002 served as Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 as Director of Research and Development. Additionally, Mr. King was responsible for launching our wholly-owned biomanufacturing subsidiary, Avid Bioservices, Inc., in 2002, for which he serves as President. Mr. King was previously employed at Vascular Targeting Technologies, Inc., which was acquired by Peregrine in 1997. Mr. King previously worked at the University of Texas Southwestern Medical Center with Dr. Philip Thorpe, the inventor of our Phosphatidylserine (PS)-targeting antibody and VTA technology platforms and is co-inventor on over 40 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelor’s and Master’s degrees from Texas Tech University in Cell and Molecular Biology. The Board of Directors concluded that Mr. King should serve as a director in light of his extensive scientific understanding of our technologies in development combined with the perspective and experience he brings as our current President and Chief Executive Officer from his extensive history with the Company.

2003
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David H. Pohl (age 77)

Mr. Pohl has served as a member of the Board of Directors since October 2004. He is currently Chairman of the Board of Wellness.com, Inc., a privately held Internet-based health and wellness enterprise and serves on the Advisory Board of Max Sound Corporation, a public company and innovators of MAX-D HD Audio as well as licensor of other disruptive technologies. He was previously a member of the Board of Directors of Patriot Scientific Corporation from 2001 through 2008, and served as Chairman of the Board and CEO of that publicly traded company from 2005 through 2007. He is also Of Counsel with the law firm of Herold & Sager in Encinitas, California. Mr. Pohl was in the private practice of law, counseling business clients from 1997 to 2005, and serving as Special Counsel to the Ohio Attorney General for entrepreneurial investments by state employee pension funds from 1995 to 1996. Previously, he was a Senior Attorney with Jones Day Reavis & Pogue, a large U.S. law firm, and held positions as a Senior Officer and General Counsel in large financial services corporations with over $1 billion in assets under management. In addition, Mr. Pohl is a member of the Corporate Directors Forum of San Diego, the Intellectual Property Law and Business Law Sections of the State Bar of California, has served as a member of the Board of Governors of the Corporate Counsel Section of the Ohio State Bar Association, and is an Emeritus member of the Board of Directors of the American Financial Services Association, Washington, D.C. Mr. Pohl earned a Juris Doctor degree from The Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from The Ohio State University. The Board of Directors concluded that Mr. Pohl should serve as a director in light of his extensive corporate governance experience.

2004
Eric S. Swartz (age 58)	Mr. Swartz has served as a member of the Board of Directors since 1999. With 31 years of experience in the securities business, Mr. Swartz is the co-founder and Manager of Roswell Capital Partners, LLC since 2004 and was the founder and former President of Equiplace Securities, LLC and Swartz Investments, LLC. From 1988 to 1993, Mr. Swartz was a Vice President at Bear Stearns & Co. where he specialized in foreign institutional equity investments in U.S. securities. Previously, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. The Board of Directors concluded that Mr. Swartz should serve as a director in light of the extensive experience in corporate finance, including equity and debt placements, that he has obtained through his 31 years of experience in that industry.	1999

Recommendation

The Board of Directors UNANIMOUSLY RECOMMENDS that stockholders VOTE FOR each DIRECTOR nominee named in proposal no. 1.

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Corporate Governance

Our Board of Directors (or “Board”) strongly believes in good corporate governance policies and practices. We expect to continue to seek and implement those corporate governance practices that we believe will promote a high level of performance from our Board of Directors, officers and employees. This section describes key corporate governance guidelines and practices that our Board has adopted. Copies of the following corporate governance documents are posted on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement): (1) Code of Business Conduct and Ethics, (2)  Amended and Restated Charter of the Compensation Committee of the Board of Directors, (3) Charter of the Audit Committee of the Board of Directors, and (4)  Charter of the Nominating Committee of the Board of Directors. If you would like a printed copy of any of these corporate governance documents, please send your request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California 92780.

Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws. Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our Board of Directors is the oversight of the management of our Company. Our directors remain informed of our business and management activities by reviewing documents provided to them before each board meeting and by attending presentations made by our chief executive officer and other members of management. The Board of Directors held six (6) formal meetings during the fiscal year ended April 30, 2014. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2014. In addition, members of the Board of Directors have access to our books, records and reports and independent auditors and advisors. Members of our management frequently interact with and are at all times available to our directors.

Director Independence

Under NASDAQ Listing Rule 5605(a)(2), a director will not be considered an “independent director” if, such director at any time during the past three years was an employee of the Company, or if a director (or a director’s family member) accepted compensation from the Company (other than compensation for board or committee service) in excess of $120,000 during any twelve consecutive month period within the three years preceding the determination of independence. In addition, a director will not qualify as an “independent director” if, in the opinion of our Board of Directors, that person has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by the NASDAQ Listing Rules governing the independence of directors, except for Steven W. King, our President and Chief Executive Officer.

Our Audit, Compensation and Nominating Committees are composed entirely of independent directors as required by applicable SEC and NASDAQ rules, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, there are no family relationships among any of the directors or executive officers of the Company.

Meetings of Independent Directors

The independent members of our Board of Directors have a practice of meeting in executive sessions without the presence of any members of Peregrine’s management. The independent members of the Board of Directors are scheduled to meet each time the Board holds its regularly scheduled meetings and otherwise as needed.

Committees of Our Board of Directors

The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee, and the Nominating Committee. Each of the three committees maintains a written charter approved by the Board of Directors. Current copies of all of our committees’ charters are available on our website at www.peregrineinc.com. The following is a summary of our three standing committees:

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Compensation Committee. The primary purpose of the Compensation Committee of the Board of Directors is to: (i) establish the compensation policy of the Company; (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations. The Compensation Committee met four (4) times during the fiscal year ended April 30, 2014. The Compensation Committee has the authority to determine director and executive compensation and may not delegate this authority. The Compensation Committee’s members are currently Mr. Eric S. Swartz (chairman of the committee), Mr. Carlton M. Johnson, Jr. and Mr. David H. Pohl. Each of these members is independent under NASDAQ listing standards currently in effect. In addition, each member is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Audit Committee. The Audit Committee of the Board of Directors has the sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met six (6) times during the fiscal year ended April 30, 2014. The Audit Committee of our Board of Directors has determined that Mr. Carlton M. Johnson, Jr. is an “audit committee financial expert” as defined by the SEC. The Audit Committee meets the NASDAQ composition requirements, including the requirement that all Audit Committee members have the ability to read and understand financial statements. The current Audit Committee members are Mr. Carlton M. Johnson, Jr. (chairman of the committee), Mr. David H. Pohl and Mr. Eric S. Swartz. Each of these members is independent under NASDAQ listing standards currently in effect.

Nominating Committee. The primary purpose of the Nominating Committee of the Board of Directors is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, including stockholder recommendations, and (iv) recommend committee assignments to the Board. The qualities and skills sought in prospective members of the Board will be determined by the independent directors. Generally, director candidates must be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspective and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. The Nominating Committee does not have a written policy with respect to Board diversity; however, the committee’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience. We believe a Board with these attributes leads to improved Company performance by encouraging new ideas and perspectives and expanding the knowledge base available to management. The Nominating Committee met once during the fiscal year ended April 30, 2014. The Nominating Committee’s members are Mr. David H. Pohl (chairman of the committee), Mr. Carlton M. Johnson, Jr. and Mr. Eric S. Swartz. Each of these members is independent under NASDAQ listing standards currently in effect.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board of Directors believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for the Company at a given time.  The Board of Directors believes that its current leadership structure, with Mr. King serving as President and Chief Executive Officer and Mr. Johnson, an independent director, serving as Chairman, is appropriate for the Company at this time. Both leaders are actively engaged on significant matters affecting the Company. The Chief Executive Officer has overall responsibility for all aspects of the Company's operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for the Company.

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Risk Oversight

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

Communicating with the Board of Directors

Under our Code of Business Conduct and Ethics, we have established an Open Door Policy and Hotline For Reporting Employee Complaints or Accounting or Auditing Matters for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our Code of Business Conduct and Ethics, including matters relating to accounting and auditing matters. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our Board of Directors and the Audit Committee regarding accounting, internal controls or auditing matters. Written communications from our stockholders and employees may be sent to: Peregrine Pharmaceuticals, Inc., Attention: Audit Committee Chair, 14282 Franklin Avenue, Tustin, California 92780.

In addition, the Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to: Board of Directors, Attention: Corporate Secretary, Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California 92780. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Director Attendance at Annual Meetings of Stockholders

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election. Each of our four directors attended last years’ annual meeting of stockholders.

Director Compensation

Director Compensation Policy

Pursuant to our compensation program for non-employee directors, during fiscal year 2014, each member of our Board of Directors who was not an employee or officer of the Company received an annual cash retainer, paid in monthly installments, of $180,000 per year. In addition, the chairman of the Audit Committee received an additional annual cash retainer of $60,000 per year, also paid in monthly installments. Furthermore, each non-employee director received a cash fee of $2,000 for each Board meeting attended, whether in-person or telephonically, and is entitled to receive a fee of $2,000 for each additional Company meeting attended in excess of four hours in length. A member of the Board of Directors who is also our employee receives no additional compensation for serving as a director.

Pursuant to our compensation program for non-employee directors, each non-employee director participates in our routine annual broad-based stock option grant program. The grant to each non-employee director: (i) consists of a non-qualified stock option to purchase a number of shares of common stock as determined by the Compensation Committee, (ii) has an exercise price equal to the fair market value of our common stock on the date of grant, and (iii) typically vests in quarterly increments over a two-year period.

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In addition, the Company reimburses its non-employee directors for their out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings.

Director Compensation Table

The following table outlines the compensation paid to our non-employee directors, including annual base retainer fees, meeting attendance fees, and option awards for the fiscal year ended April 30, 2014:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Carlton M. Johnson, Jr.	254,000 (2)	295,350	549,350
David H. Pohl	194,000 (3)	295,350	489,350
Eric S. Swartz	194,000 (3)	295,350	489,350

_____________

(1)	Represents the aggregate grant date fair value of the option awards granted in fiscal year 2014 computed in accordance with the authoritative guidance for share-based compensation. During fiscal year 2014, each non-employee director was granted the following option awards:

Grant Date	Number of Stock Options Granted	Exercise Price ($)	Grant Date Fair Value ($)
05/06/2013	250,000	1.41	295,350

The assumptions used in determining the grant date fair values of the option awards are set forth in Note 7 “Equity Compensation Plans” in our Form 10-K for the fiscal year ended April 30, 2014, as filed with the SEC on July 14, 2014. Amounts do not represent amounts paid to or realized by the non-employee director. In addition, these amounts do not correspond to the actual value that may be recognized by the non-employee director.

As of April 30, 2014, each non-employee director held the following number of shares of common stock underlying outstanding stock options:

Number of Shares Underlying
Name	Outstanding Stock Options
Carlton M. Johnson, Jr.	1,282,000
David H. Pohl	1,352,000
Eric S. Swartz	1,282,000

(2)	Includes an annual base retainer of $180,000, an annual retainer of $60,000 for Mr. Johnson’s role as chairman of the Audit Committee, and meeting fees of $14,000.
(3)	Includes an annual retainer of $180,000 and meeting fees of $14,000.

Proposal No. 2:
Ratification of Selection of Independent Registered Public Accounting Firm

The next proposal on the agenda for the Annual Meeting will be ratifying the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending April 30, 2015. The Audit Committee, in consultation with management, has approved the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015, subject to ratification by our stockholders. Ernst & Young LLP has served in this capacity for each of the fourteen (14) years ended April 30, 2014, and has reported on the Company’s fiscal year 2014 consolidated financial statements. During the fourteen (14) fiscal years ended April 30, 2014, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

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Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT Stockholders VOTE FOR PROPOSAL No. 2 TO RATIFY THE selection OF Ernst & Young LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR the FISCAL YEAR ENDING APRIL 30, 2015.

Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to the Company for the fiscal years ended April 30, 2014 and 2013 by Ernst & Young LLP, our independent registered public accounting firm:

	2014	2013
Audit fees	$522,000	$336,000
Audit related fees	–	–
Tax fees	7,000	–
All other fees	2,000	2,000

Total fees	$531,000	$338,000

Audit fees pertain to the audit of our annual consolidated financial statements for fiscal years 2014 and 2013, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements, consents, comfort letters, and review of documents filed with the SEC, including registration statements on Form S-3 and Form S-8.

Tax fees consist of fees billed for professional services rendered for tax compliance.

All other fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for fiscal years 2014 and 2013.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the years ended April 30, 2014 and 2013. The Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence.

Report of the Audit Committee of the Board of Directors (*)

Each year, the Board of Directors appoints an Audit Committee to review the Company’s financial matters which operates pursuant to a written Audit Committee Charter. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Listing Rules as currently in effect. As part of our oversight of our Company’s financial statements, our Chairman of the Audit Committee reviews and discusses with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance. In addition, our responsibilities include selecting, in consultation with management, an accounting firm to be hired as the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board that the Company’s financial statements be included in its Annual Report. We have taken the following steps in making our recommendation that the Company’s financial statements be included in its Annual Report:

1.	The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, for fiscal year ended April 30, 2014, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.	The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP the written disclosures required by the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. This discussion and disclosure helped the Audit Committee in evaluating such independence.

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3.	The Audit Committee reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet at April 30, 2014, and consolidated statements of operations and comprehensive loss, cash flows and stockholders’ equity for the fiscal year ended April 30, 2014.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in its Annual Report on Form 10-K for its fiscal year ended April 30, 2014.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Carlton M. Johnson Jr., Chairman of the Audit Committee

David H. Pohl

Eric S. Swartz

____________________

* The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Proposal No. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-On-Pay”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote), as well as an advisory vote with respect to whether future say-on-pay votes will be held every one, two or three years (a so-called “say-on-frequency” vote). At the 2011 annual meeting, a majority of stockholders present and entitled to vote on the proposal selected one year as the desired frequency of future stockholder say-on-pay votes with respect to the say-on-frequency proposal. As such, the Board adopted a resolution to hold “say-on-pay” votes annually. Since 2011, a majority of stockholders present and entitled to vote on the proposal have approved the say-on-pay proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our named executive officers (our “NEOs”), who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of both specific financial and strategic goals, which are expected to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the tables and narrative that follow for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our NEOs.

 The Compensation Committee regularly reviews the compensation programs for our NEOs to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and with current market practices. This includes establishing target goals and objectives based on our strategic and operating plans. We closely monitor the compensation programs and pay levels of executives from other peer pharmaceutical and biopharmaceutical companies of similar size, stage of development and complexity, so that we may ensure that our compensation programs are within the norm of market practices. This enables us to retain our executive officers in a competitive market for executive talent.

We believe that our executive compensation programs have been effective at motivating the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives within our industry.

Recommendation

We request stockholder approval of our fiscal year 2014 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis”, the compensation tables, and the narrative disclosures that accompany the compensation tables within the Executive Compensation section of this Proxy Statement). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

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Accordingly, we ask that you vote “FOR” the following resolution at our 2014 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of Peregrine Pharmaceuticals, Inc. (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2014 Summary Compensation Table and the other related tables and disclosure within the Executive Compensation section of this Proxy Statement.”

The vote solicited for Proposal No. 3 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee, nor will its outcome require the Company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Security Ownership Of Certain Beneficial Owners, Directors And Management

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 22, 2014, by: (i) each stockholder known to us to beneficially own more than 5% of our common stock; (ii) each director and director nominee; (iii) our Chief Executive Officer, Chief Financial Officer, and our other Named Executive Officers for the fiscal year ended April 30, 2014; and (iv) all directors, and executive officers of the Company as a group. In general, “Beneficial Ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of August 22, 2014. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percent (a)
5% Stockholders:
BlackRock, Inc. (b) 40 East 52nd Street New York, NY 10022	11,384,950		6.35%
Named Executive Officers and Directors (c):
Eric S. Swartz	1,860,368	(d)(e)	*
Steven W. King	1,821,029	(d)	*
David H. Pohl	1,260,250	(d)	*
Carlton M. Johnson, Jr.	1,195,909	(d)	*
Paul J. Lytle	973,991	(d)	*
Joseph S. Shan	651,686	(d)	*
Shelley P.M. Fussey, Ph.D.	625,553	(d)	*
Mark R. Ziebell	441,250	(d)	*
All directors and executive officers as a group (8 persons)	8,830,036	(d)(e)	4.72%

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______________

*	Represents less than 1% of the outstanding shares of our common stock.
(a)	Percent of common stock computed on the basis of shares outstanding at August 22, 2014, plus shares that could be acquired through the exercise of stock options that will become exercisable within 60 days of August 22, 2014.
(b)	The information set forth herein is based solely on information made available by Nasdaq, which reported the ownership of our common stock as of June 30, 2014 by the following subsidiaries of BlackRock, Inc.: BlackRock Institutional Trust Company, N.A. – 10,190,720 shares, BlackRock Financial Management, Inc. – 669,732 shares, BlackRock Investment Management, LLC – 515,605 shares, BlackRock Japan Co., Ltd. – 4,712, and BlackRock Asset Management Canada Limited – 4,181 shares.
(c)	The address of all of our executive officers and directors is in c/o Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California, 92780.
(d)	Includes shares which the individuals shown above have the right to acquire as of August 22, 2014, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Swartz – 1,188,250 shares; Mr. King – 1,651,137 shares; Mr. Pohl – 1,258,250; Mr. Johnson – 1,188,250 shares; Mr. Lytle – 872,500 shares; Mr. Shan – 641,250 shares; Dr. Fussey – 546,750 shares; and Mr. Ziebell – 441,250 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.
(f)	Includes 107,739 shares of common stock owned by Swartz Ventures, Inc., 126,000 shares of common stock owned by Highlight Fund, LLC, and 52,978 shares held in an Individual Retirement Account (“IRA”) for the benefit of Mr. Swartz. Mr. Swartz has sole control over Swartz Ventures, Inc., Highlight Fund, LLC and his IRA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports we received, and written representations from certain Reporting Persons that no other reports were required for those persons, to the best of our knowledge, we believe that during the year ended April 30, 2014, each of the Reporting Persons met all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee (the “Committee”) is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. The Committee’s complete roles and responsibilities are set forth in a written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, www.peregrineinc.com.

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for fiscal year 2014 for the following executive officers, who are referred to in this Compensation Discussion and Analysis and the subsequent tables as our “Named Executive Officers” or “NEOs”:

•	Steven W. King, President and Chief Executive Officer;
•	Paul J. Lytle, Chief Financial Officer;
•	Shelley P.M. Fussey, Ph,D., Vice President, Intellectual Property;
•	Joseph S. Shan, Vice President, Clinical & Regulatory Affairs;
•	Mark R. Ziebell, Vice President, General Counsel and Corporate Secretary; and
•	Jeffrey L. Masten, former Vice President, Quality;

Overview

Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect executive compensation and incentive programs have on all of our employees.

The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are several pharmaceutical, biotechnology and medical device companies in that region. The majority of our competitors in this geographic area have more resources than we do which makes it more difficult for us to hire and retain key personnel. As a result, the Committee must establish compensation packages that will enable the Company to be competitive with the local market.

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Given the competitive environment in which we operate, our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team.

Our President and Chief Executive Officer, who attends most meetings of the Committee, assists the Committee in determining the compensation of all other executive officers by, among other things:

•	recommending to the Committee appropriate base salaries of the other executive officers;
•	establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
•	making recommendations, from time to time, for annual or special stock grants or stock option grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives with the President and Chief Executive Officer.

Independent Compensation Consultants

The Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. For fiscal year 2014, the Committee engaged Barney & Barney LLC, or Barney & Barney, to review our executive compensation programs and to assess our executive officers’ base salaries, short-term incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. As described herein, Barney & Barney assisted the Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. The Committee has adopted a compensation philosophy of targeting our executive compensation to the 50th percentile of executive compensation of our peer group. Executive compensation may be above or below the 50th percentile based on an executive's experience, scope of position, individual performance and Company constraints.

The Committee uses the information it obtains from Barney & Barney primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Committee also uses the information obtained from Barney & Barney to review our cash bonus policy, equity awards, and base salary benchmarks across all levels of the Company. The Committee has assessed the independence of Barney & Barney pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent Barney & Barney from independently advising the Committee. In compliance with the SEC and the corporate governance rules of The NASDAQ Stock Market, Barney & Barney provided the Committee with a letter addressing each of the six independence factors described in those rules. Their responses affirm the independence of Barney & Barney and its employees who service the Committee on executive compensation matters.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;
•	annual cash bonus plan;
•	equity awards;
•	employment agreements and severance and change-in-control benefits; and
•	perquisites and other benefits.

The Committee has structured our executive compensation program to ensure that executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable regulatory requirements.

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The Committee does not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. Instead, the Committee, after reviewing information provided by an independent compensation consulting firm, determines subjectively what it believes to be the appropriate level and mix of the various compensation components that it believes appropriate to achieve the compensation and corporate objectives described in this discussion.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives, and to provide a fixed amount of compensation for performing daily responsibilities, and also provide stability and security. When establishing base salaries for fiscal year 2014, the Committee considered various data regarding the base salaries of executive officers in comparable positions at other biotechnology companies. Additional factors included, but were not limited to, company size, market capitalization, stage of development of a company’s products and geographic location. The Committee also considered the individual experience level and actual performance of each executive officer in light of our needs and objectives. The Committee also reviewed an analysis from Barney & Barney, our independent compensation consulting firm, to ensure that base salaries are competitive and within the competitive range of other biotechnology companies in our peer group.

Base salaries are reviewed at least annually by the Committee, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience, subject to minimum salary requirements set forth in applicable employment agreements. Base salaries may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives as well as our combined success in meeting corporate goals, including research and clinical milestones. An executive’s base salary is also evaluated by reviewing the executive’s other compensation components to ensure that the executive’s total compensation is in line with our overall compensation philosophy as discussed above.

The following annual base salary amounts of our Named Executive Officers for fiscal year 2014 were determined based on the “Factors for Determining Compensation”, as noted below:

Named Executive Officer	Annual Base Salary($)
Steven W. King	446,160
Paul J. Lytle	338,844
Shelley P.M. Fussey, Ph.D.	291,720
Joseph S. Shan	270,400
Mark R. Ziebell	315,000
Jeffrey L. Masten	296,400

The above base salaries for fiscal year 2014 were the same as the base salaries for fiscal year 2013, as the Committee did not authorize an increase in executive base salaries for fiscal year 2014.

Annual Cash Bonus Plan

In July 2011, the Committee adopted and approved a formal Annual Cash Bonus Plan (the “Bonus Plan”) for its Named Executive Officers for fiscal year 2012 performance and for each subsequent fiscal year, unless amended, which the Committee used to determine the annual bonuses awarded to Named Executive Officers. The Committee may also make discretionary bonuses outside of the framework of the Bonus Plan, but in general, each participant’s annual cash bonus under the Bonus Plan will be determined by multiplying the participant’s annual base salary for the applicable fiscal year by (a) a corporate goal achievement percentage ranging from 0% to 100%, (b) a target bonus percentage for such participant, generally targeted for the 50th percentile of our peer groups, and (c) a corporate factor ranging from 0 to 1.5, based on the Company’s achievement of corporate goals, the participant’s achievement of individual goals, share price performance, and other factors as determined by the Committee.

The Company’s corporate goals are set at or around the beginning of each fiscal year by the Committee, based on recommendations by the Company’s management. At the end of each fiscal year, the Committee will determine the extent to which the corporate goals were achieved (expressed as a percentage) and each participant’s corporate factor based on a quantitative and qualitative review of such participant’s performance, in addition to the Company’s share price performance. Each participant’s individual goals, which are aligned to support the corporate goals, are also set at the beginning of each fiscal year. A fiscal year-end evaluation of each participant may weight individual goals, and the applicable individual factor will be determined based on a quantitative and qualitative review of performance. The Committee’s chair will recommend the CEO’s individual goals and individual factor to the Committee and the CEO will recommend other executive officers individual goals and individual factors to the Committee. All individual goals and individual factors will be set by the Committee. Corporate goals and individual goals may be modified by the Committee during the applicable fiscal year based on operational and financial developments.

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For fiscal year 2014, the Committee approved multiple corporate goals related to advancing our pipeline of clinical candidates, including but not limited to, initiating the bavituximab Phase III SUNRISE trial in second-line non-small cell lung cancer (“NSCLC”), initiating a new immuno-oncology combination trial with bavituximab, enhancing the awareness of bavituximab’s immunotherapy mechanism of action, in addition to financial and other administrative corporate goals.

Following the end of the fiscal year, the Committee reviews performance relative to each corporate goal and determines the achievement level (0-100%) of each corporate goal, and then calculates an overall average achievement percentage which also takes into consideration the individual weighting attributed to each corporate goal. The Committee does not use a strict formula in assessing the Company’s level of achievement with respect to each goal, but rather considers factors such as:

•	the level of success achieved for each corporate goal;

•	the difficulty of the goal;

•	whether significant unforeseen events or obstacles reasonably beyond our control impacted the Company’s ability to achieve the goal, or altered the expected difficulty of the goal;

•	changes in circumstances which may have made the goal more or less important to our near- and long-term success; and

•	other corporate accomplishments during the fiscal year that, while not established as a formal goal, are nonetheless deemed important to our near- and long-term success and enhance shareholder value.

Based on its review of our performance during the fiscal year relative to our corporate goals, the Committee determined a 90% achievement percentage with respect to our fiscal year 2014 corporate goals.

The following table sets forth the target bonus percentage, based upon the “Factors for Determining Compensation”, as noted below, of our Named Executive Officers approved by the Committee for fiscal year 2014 and their respective fiscal year 2014 cash bonuses as approved by the Committee:

Named Executive Officer	Fiscal Year 2014 Target	Fiscal Year 2014 Bonus ($)(1)
Steven W. King	60%	289,112
Paul J. Lytle	40%	146,381
Shelley P.M. Fussey, Ph.D.	35%	110,270
Joseph S. Shan	35%	68,141
Mark R. Ziebell	35%	109,148
Jeffrey L. Masten	35%	–

_______________

(1)	Bonuses for Mr. King, Mr. Lytle and Dr. Fussey were based on a corporate factor of 1.20, for Mr. Ziebell a corporate factor of 1.10 and for Mr. Shan a corporate factor of 0.8. Mr. Masten was not eligible for a bonus due to his resignation in February 2014.

Retention Bonus Awards

As a result of the uncertainty created within our corporate organization due to discovery of major discrepancies in connection with our Phase IIb second-line NSCLC trial caused by a third party vendor, in order to ensure stability within our organization, the continued employment of our NEOs and their continued efforts in pursuing our corporate goals and objectives, as well as the completion of the detailed review of the Phase IIb trial (which ultimately led to promising final data), on December 27, 2012, the Committee approved the opportunity for each of our NEOs to earn a retention bonus equal to twenty-five percent (25%) of his or her fiscal year 2013 base salary provided such NEO was continuously employed by us through December 31, 2013. The following earned retention bonuses were paid to the following NEOs on January 3, 2014:

Named Executive Officer	Retention Bonus ($)
Steven W. King	111,540
Paul J. Lytle	84,711
Shelley P.M. Fussey, Ph.D.	72,930
Joseph S. Shan	67,600
Mark R. Ziebell	78,750
Jeffrey L. Masten	74,100

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Equity Awards

Stock Option Awards and Grant Practices. Based on market practice and our objective to align executives’ interest with those of our stockholders, we currently use stock options awards as the primary form of long-term incentive compensation for executives and other employees. In fiscal year 2012, the Committee implemented a policy of a routine annual broad-based grant of stock option awards to our executive officers and other employees, with the grant typically occurring during the first week of May, the first month of our fiscal year. The grant date of such annual award and of other grants (i.e., for new hires) is either on the date the Committee approves the grants or on a pre-selected later date, such as a future hire date. In determining the size and types of equity grants to executive officers, the Committee considers, among other things, comparative industry data provided by the Company’s compensation consultant, our outstanding shares at the time of grant, the number and type of equity awards granted to such individuals in prior years, the equity available under our long-term incentive plan and desirable run rate and aggregate estimated equity usage in the future, each executive officer’s ownership in our Company, our corporate performance, and each executive officer’s individual performance, role and responsibilities.

The Committee exercises discretion in determining the information it considers, as well as any weighting of particular information, in determining the equity awards. The determination of equity awards is made by the Committee after evaluating the information and areas of consideration described above in their totality. For fiscal year 2014, our annual broad-based stock option grant was approved by the Committee on May 6, 2013.

In addition to the annual broad based grant for fiscal year 2014, on October 15, 2013, the Committee approved a stock option grant to Mr. King, our President and Chief Executive Officer, to purchase 250,000 shares of common stock (the “New Grant”) in connection with the cancellation of a portion of a prior stock option grant to purchase 500,000 shares of common stock made to Mr. King on May 4, 2012 (the “Original Grant”). The Original Grant was made to Mr. King in connection with the Committee’s annual broad based grant of stock options for fiscal year 2013 to substantially all of the Company’s employees on May 4, 2012. These fiscal year 2013 broad based grants were authorized to be made from the Company’s 2010 and 2011 stock incentive plans (the “2010 Plan” and “2011 Plan”, respectively) however, the Original Grant to Mr. King was authorized to be made from the 2011 Plan due to existing grant restrictions under the 2010 Plan that would not expire until August 2012.

At the time of the Original Grant, the 2011 Plan contained an annual 250,000 share limitation which is generally included in incentive plans in order to qualify as “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code (the “Section 162(m) Limit”). However, certain additional language under the 2011 Plan provides that the Committee is allowed to grant awards not intended to be “performance-based compensation”, and therefore, not subject to the Section 162(m) Limit. Specifically, the 2011 Plan states that “[i]f the Committee concludes that a particular Award to a Covered Employee should not be qualified as ‘performance-based compensation,’ the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code and the provisions of this Article 11[, including the 250,000 limit,] shall not apply.”

Following the filing of our definitive proxy statement on August 26, 2013 for the 2013 annual meeting, it came to the Company’s attention that Mr. King’s Original Grant could be construed as exceeding the 2011 Plan’s Section 162(m) Limit. Following an analysis, management decided in September 2013 to recommend to the Committee to take steps to cancel that portion of the Original Grant (i.e., 250,000 options) arguably in excess of the 2011 Plan’s Section 162(m) Limit. In order to remove any doubt regarding the Original Grant to Mr. King, on October 15, 2013, the Committee authorized the Company to cancel the 250,000 shares of common stock underlying the Original Grant arguably in excess of the then Section 162(m) Limit. However, because the Original Grant was deemed to be an integral part of Mr. King’s compensation for the applicable fiscal year, the Committee approved the New Grant and was authorized to be made from the Company’s 2010 Plan. In addition, on October 17, 2013, the Company filed a Current Report on Form 8-K with the SEC describing the aforementioned event.

Stock option grant information for the fiscal year ended April 30, 2014, is set forth below under “Grants of Plan-Based Awards For Fiscal Year 2014.”

Stock Awards and Award Practices. In addition to stock options, we have in the past used stock awards as a form of long-term incentive compensation for executives and other employees. Stock awards are shares of common stock that vest in accordance with the terms established by the Committee. Usually, the awards will be subject to vesting upon the Company’s timely attainment of certain predetermined clinical, financial or operational milestones with specific targeted attainment dates or vest over a specific predetermined period of performance. However, the Committee, at its discretion, may issue discretionary stock awards that are not subject to any future vesting requirements. There were no discretionary stock award grants to our Named Executive Officers during the fiscal year ended April 30, 2014, other than an award to Mr. King of 100,000 shares of common stock on October 15, 2013 in lieu of Mr. King’s loss of intrinsic value with respect to the cancellation of the 250,000 shares of common stock underlying the Original Grant (i.e., a monetary loss of $232,500), as described above, and as further described in our Current Report on Form 8-K filed with the SEC on October 17, 2013.

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Employment Agreements, Severance and Change-in-Control Benefits

We have employment agreements with all of our Named Executive Officers providing for severance payments and accelerated vesting benefits triggered by various termination events. For a description of these agreements and our potential payment obligations, please see “Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control” and the related tabular disclosure below.

When entering into employment agreements which provide for post-termination compensation for our Named Executive Officers, the Committee considers, among multiple factors, peer company practice, retention needs and consistency of post-termination compensation among our executives. Gains from prior equity awards are not a material consideration in setting the level of such compensation. In particular, we believe such employment agreements benefit us and our stockholders by attracting and retaining executives in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protection triggered by a change-in-control allows our executives to assess a potential change-in-control objectively, from the perspective of what is best for our stockholders, without regard to the potential impact of the transaction on their own job security. We use a “double trigger” with respect to benefits that are to be provided in connection with a change-in-control. A change-in- control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause or due to the executive’s death or disability during a specified period before or after a change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk. Further, we believe the severance protection offered under the employment agreements is balanced with the interests of Peregrine and its stockholders, as the executives are bound by non-disclosure, non-competition, and non-solicitation arrangements and must execute a general release in favor of Peregrine as a condition to receiving benefits under these agreements. All of the Named Executive Officers are “at will” employees.

These employment agreements are subject to automatic one-year extensions annually and, as part of the Committee's review of all of our executive compensation practices, will be reviewed to ensure that they continue to serve our interests in retaining these key executives, remain consistent with packages offered by our peers, and provide reasonable levels of severance protection and compensation.

Perquisites and Other Benefits

We maintain broad-based benefits that are provided to all employees, including health, dental, and vision insurance, life and disability insurance, a 401(k) plan, and an Employee Stock Purchase Plan.

Under the 401(k) plan, Named Executive Officers are allowed to contribute on the same basis as other employees of the Company as determined by IRS regulations. Effective January 1, 2010, the Company has voluntarily agreed to match 50% of all employee contributions, including Named Executive Officers, up to the first 6% of a participant’s annual salary for all 401(k) plan contributions, subject to certain IRS limitations. Under the 401(k) plan, each participating employee, including Named Executive Officers, is fully vested in his or her contributions to the 401(k) plan and Company contributions to the 401(k) plan will fully vest after six years of service.

Under the Employee Stock Purchase Plan, Named Executive Officers are allowed to participate on the same basis as other employees of the Company, which allows employees on a voluntarily basis to purchase shares of our common stock directly from the Company through accumulated payroll deductions, which the Company believes closely aligns the interests of participants with the interests of stockholders.

In addition, Named Executive Officers are eligible to participate in the same employee benefit plans as all other employees. The cost of health and dental insurance was 100% covered by the Company for Named Executive Officers during fiscal year 2014. In addition, all employees, including Named Executive Officers, receive one (1) times their annual salary in term-life insurance, long-term disability benefits, and vision insurance at no cost to the employee. We also provide all employees, including Named Executive Officers, the option to make pre-tax payroll deductions up to $2,500 per year under a flexible spending account plan that can be utilized for out-of-pocket medical, dental and other allowable expenses. The Company also provides paid-time-off benefits to cover vacation and sick time and annually determined Company holidays.

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Factors for Determining Compensation

Performance. One of the primary objectives of our compensation program is to motivate our Named Executive Officers to achieve our short and long-term strategic goals. These goals are tied to, among other things, the advancement of our product pipeline, the attainment of clinical and regulatory milestones, the development, acquisition and out-licensing of key technologies, increasing third-party customer contract manufacturing revenues and the securing of capital funding. In addition to linking compensation to the attainment of pre-approved goals, individual performance is assessed on the basis of more subjective, non-formulaic, criteria, such as:

•	involvement in, and responsibility for, the development and implementation of our strategic plans and the attainment of our strategic and operating objectives;
•	participation in the achievement of strategic or regulatory milestones;
•	contribution to the management team and application of managerial leadership skills;
•	involvement in accessing capital to fund our research and development operations and other business activities; and
•	role in protecting and realizing the value of our intellectual property.

“Say-on-Pay” Consideration. At our 2013 annual meeting of shareholders, approximately 71% of the shares voted at the meeting approved, on an advisory basis, the compensation of the Named Executive Officers. Given that in excess of 70% of the shares voted approved the ‘say-on-pay’ advisory proposal, the Committee did not implement specific changes and continued with its compensation philosophy and its balanced approach to various components of its compensation program, after giving consideration to the level of attainment of corporate goals and benchmarking compensation with the Company’s peer group. However, the Committee does monitor the results of the annual advisory 'say-on-pay' proposal and refers to such results as one of many factors considered, along with peer group benchmarking, in connection with the discharge of its responsibilities, although the Committee does not assign a quantitative weighting to any such factors.

Market Benchmarks and Competitive Analysis. We believe that our select peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. Accordingly, in fiscal year 2014, Barney & Barney, the independent compensation consultant engaged by the Committee with experience in evaluating public biopharmaceutical companies, has helped the Committee collect and analyze data and to compare all components of our compensation program, including base salary, annual cash bonus and long-term equity awards, to the practices of peer companies. In fiscal year 2014, Barney & Barney developed a list of peer group of pharmaceutical and biopharmaceutical companies based on several characteristics, including, being publicly traded, relative company size (e.g., market capitalization and number of employees), stage of development, performance and geographic location as compared to peer companies, as well as the specific responsibilities of our executives. In addition, this peer group also includes companies with which we believe we must compete for talent. The Committee intends to review and modify this peer group periodically to ensure that this list remains aligned with our size and stage of development. For fiscal year 2014, our peer group consisted of the following 26 companies:

Amicus Therapeutics, Inc.	Immunomedics, Inc.
Anika Therapeutics, Inc.	Infinity Pharmaceuticals, Inc.
Ariad Pharmaceuticals, Inc.	Lexicon Pharmaceuticals, Inc.
ArQule, Inc.	MannKind Corporation
Array BioPharma Inc.	Merrimack Pharmaceuticals, Inc.
Avanir Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Biocryst Pharmaceuticals, Inc.	Novavax, Inc.
Celldex Therapeutics, Inc.	Protalix Biotherapeutics, Inc.
Cytokinetics, Inc.	Rigel Pharmaceuticals, Inc.
Discovery Laboratories, Inc.	Spectrum Pharmaceuticals, Inc.
Dynavax Technologies Corp.	Sucampo Pharmaceuticals, Inc.
Endocyte, Inc.	Synta Pharmaceuticals, Inc.
Geron Corporation	Threshold Pharmaceuticals, Inc.

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The executive employment market in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are many pharmaceutical, biotechnology and medical device companies in that region, many of which are similar to us in size and stage of development. We believe our executive compensation must be competitive within such a peer group, yet fully aligned with our current stage of development and our responsibilities to stockholders. Our general philosophy and practice is to target each of our executive’s overall compensation to be at approximately the market median for our peer group. This benchmarking indicated that the total direct compensation for our President and Chief Executive Officer and Chief Financial Officer for fiscal year 2014 was below the 50th percentile of our peer group, and for the majority of our other Named Executive Officers was below the 25th percentile of our peer group. The Committee considered this benchmarking information as one consideration in making the fiscal year 2014 compensation decisions reflected above, primarily to determine whether compensation paid to Named Executive Officers, in light of Company and individual performance, is at, above or below the median of executive compensation among the Company’s peer group.

Compensation Risk

As part of its oversight of our compensation policies, the Committee considers the incentives created by our executive compensation program and the impact that our compensation policies could have on our overall risk profile. In addition, the Committee annually reviews our compensation policies and procedures to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its latest review, the Committee has concluded that our compensation policies and procedures do not create such risks.

Summary

The Committee believes the Company’s compensation programs are designed and administered in a manner consistent with its compensation philosophy and objectives. The Committee monitors these programs in recognition of the dynamic marketplace in which the Company competes for talent. The Committee intends to continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for actual results and that are consistent with stockholder interests.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding our current executive officers as of April 30, 2014:

Executive Officer	Age	Position
Steven W. King	50	President and Chief Executive Officer, Director
Paul J. Lytle	46	Chief Financial Officer
Shelley P.M. Fussey, Ph.D.	48	Vice President, Intellectual Property
Joseph S. Shan	41	Vice President, Clinical & Regulatory Affairs
Mark R. Ziebell	50	Vice President, General Counsel and Corporate Secretary

The following biographies describe the business experience of our executive officers. For the biography of Mr. King, see “Proposal No. 1: Election of Directors” above.

Paul J. Lytle has served as Chief Financial Officer since August 2002 and has over 20 years of finance and accounting experience. Mr. Lytle oversees various functions, including finance and accounting, financial reporting, corporate governance, investor relations, human resources and information technology. Mr. Lytle started with Peregrine in March 1997 as Corporate Controller and has held positions of increasing responsibility at the Company. Mr. Lytle was promoted to Vice President of Finance and Accounting and was elected as the Company’s Corporate Secretary from 2000 through July 2012. Prior to joining Peregrine, Mr. Lytle worked for Deloitte LLP. Mr. Lytle holds a B.S. in Business Administration from the California State University at Long Beach and is a certified public accountant in the State of California.

Shelley P.M. Fussey, Ph.D. has served as our Vice President, Intellectual Property since February 2005. Dr. Fussey plays a key role in our U.S. and international patenting, patent analysis and patent defense. Dr. Fussey’s expertise includes patent strategy for technologies developed both in-house and in-licensed from universities. She has broad experience in intellectual property consulting for areas including cancer treatment, immunology, and antiviral technology, as well as other areas central to pharmaceutical and biotechnology drug development. Prior to joining Peregrine, Dr. Fussey worked for the law firms of Williams, Morgan & Amerson and Arnold, White and Durkee. She holds a Ph.D. in Biochemistry and a B.Sc. in Biochemistry with First Class Honours (Summa Cum Laude) from the University of Newcastle upon Tyne, U.K.

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Joseph S. Shan has served as Vice President, Clinical & Regulatory Affairs since March 2009 and has served as our head of Clinical and Regulatory Affairs since January 2003. He is responsible for the design and execution of our clinical trials and overseeing regulatory submissions. Since joining Peregrine in 2000, Mr. Shan has been instrumental in advancing the clinical development of the Company’s lead immunotherapy product, bavituximab. Prior to joining Peregrine, Mr. Shan held positions of increasing responsibility in clinical and regulatory affairs at Edwards Lifesciences (formerly Baxter Healthcare Corporation) and Sulzer Medica. Mr. Shan received his B.S. degree in Physiological Sciences from the University of California, Los Angeles and his M.P.H. degree from the George Washington University in Washington, D.C. He is a member of the American Society of Clinical Oncology, the Association of Clinical Research Professionals and the Regulatory Affairs Professionals Society.

Mark R. Ziebell has served as Vice President, General Counsel since June 2012 and Corporate Secretary since July 2012, and has been practicing corporate and securities law for over 19 years. Prior to joining Peregrine, Mr. Ziebell was a partner with the Costa Mesa, California office of Snell & Wilmer LLP where he worked from March 2004 to June 2012. Mr. Ziebell has represented public and private companies in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters and corporate governance. His experience involves a variety of industries, including biopharmaceutical and life sciences. Mr. Ziebell was our outside corporate counsel from 1999 to June 2012. Mr. Ziebell earned his B.S. in accounting in 1986 from the University of San Francisco and his Juris Doctorate in 1994 from the University of San Francisco School of Law. Prior to earning his law degree, Mr. Ziebell was a certified public accountant with BDO Seidman in San Francisco, California.

Compensation Summary

The following table contains information with respect to the compensation for the fiscal years ended April 30, 2014, 2013 and 2012 by each individual who acted as our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers during the fiscal year ended April 30, 2014. We refer to the executive officers identified in this table as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Steven W. King,	2014	446,160		111,540	(5)	139,000	472,560	289,112	120,968	(6)	1,579,340
President and Chief Executive Officer	2013	445,830		–		–	349,410	313,706	35,699		1,144,645
	2012	428,250		–		–	441,119	257,400	33,784		1,160,553
Paul J. Lytle,	2014	338,844		84,711	(5)	–	236,280	146,381	37,811		844,027
Chief Financial Officer	2013	338,593		–		–	257,880	158,833	35,448		790,754
	2012	325,402		–		–	177,243	130,300	33,784		666,729
Shelley P.M. Fussey,	2014	291,720		72,930	(5)	–	118,140	110,270	18,223		611,283
Vice President, Intellectual Property	2013	291,504		–		–	185,783	95,721	17,484		590,492
	2012	280,394		–		–	83,254	98,200	16,670		478,518
Joseph S. Shan,	2014	270,400		67,600	(5)	–	118,140	68,141	39,551		563,832
Vice President, Clinical & Regulatory Affairs	2013	270,200		–		–	193,410	88,725	35,666		588,001
	2012	259,808		6,000	(7)	–	133,512	136,500	33,888		569,708
Mark R. Ziebell,	2014	315,000		78,750	(5)	–	206,745	109,148	37,772		747,415
Vice President, General Counsel and Corporate Secretary	2013	252,000	(8)	–		–	217,800	111,501	28,954		610,255
Jeffrey L. Masten,	2014	243,960	(9)	74,100	(5)	–	118,140	–	337,688	(10)	773,888
Former Vice President, Quality	2013	296,181		–		–	193,410	97,256	98,045	(11)	684,892
	2012	259,789	(12)	142,500	(13)	–	252,235	–	177,164	(11)	831,688

__________

(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.
(2)	Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with the authoritative guidance for share-based compensation. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. Additional information regarding outstanding awards, including corresponding exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in Note 7 “Equity Compensation Plans” in our Annual Report on Form 10-K for the period ended April 30, 2014, filed with the SEC on July 14, 2014.

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(3)	Effective fiscal year 2012, performance-based bonuses are awarded to the Named Executive Officers pursuant to the Company’s formal Annual Cash Bonus Plan, as adopted by the Compensation Committee in July 2011, and reported herein as “Non-Equity Incentive Plan Compensation”. Additional information regarding the Company’s formal Annual Cash Bonus Plan for its Named Executive Officers can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Annual Cash Bonus Plan”.
(4)	Except as described in footnotes 6, 10 and 11 below, amounts shown in this column reflect the cost of benefits paid on behalf of the Named Executive Officer for health, dental, and vision benefits in addition to premiums paid for long-term disability and term life insurance (collectively referred to as “Health Benefits”) as well as company contributions to the Peregrine Pharmaceuticals, Inc. 401(k) Plan. Health Benefits paid and/or accrued during fiscal year 2014 for each Named Executive Officer were as follows: Mr. King - $29,933; Mr. Lytle - $30,461; Dr. Fussey - $10,860; Mr. Shan - $30,371; Mr. Ziebell - $30,422; and Mr. Masten - $24,964. Company contributions to the Peregrine Pharmaceuticals, Inc. 401(k) Plan during fiscal year 2014 for each Named Executive Officer was less than $10,000.
(5)	Represents a retention bonus award earned by Named Executive Officer during fiscal year 2014. Additional information regarding this retention bonus can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Retention Bonus Awards”.
(6)	Includes tax gross-up payments of $83,685 to cover applicable statutory state and federal income and employment taxes based on statutory withholding rates resulting from the vesting of a stock award granted during fiscal year 2014.
(7)	Represents a discretionary cash bonus awarded to Mr. Shan in addition to the performance-based bonus awarded to Mr. Shan during fiscal year 2012 under our Annual Cash Bonus Plan (see footnote 3 above).
(8)	Represents annual salary compensation beginning June 20, 2012, his date of hire.
(9)	Represents annual salary compensation through February 20, 2014, his resignation effective date.
(10)	Includes severance costs of $312,724, in accordance with the terms of Mr. Masten’s severance agreement.
(11)	Includes aggregate relocation assistance payments of $70,000 and $152,900 during fiscal years 2013 and 2012, respectively, pursuant to Mr. Masten’s employment offer letter, covering moving and storage expenses, and the reimbursement of loss on sale of former residence, associated with Mr. Masten’s relocation to California.
(12)	Represents annual salary compensation beginning May 26, 2011, his date of hire.
(13)	Represents a guaranteed first year cash bonus equal to 50% of Mr. Masten’s base salary pursuant to his employment offer letter.

Grants of Plan-Based Awards For Fiscal Year 2014

The following table set forth certain summary information with respect to non-equity incentive plans and each plan-based award granted during the fiscal year ended April 30, 2014 to our Named Executive Officers:

FISCAL YEAR 2014 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock or Option
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	Units (#) (2)	Options (#) (2)(3)		Awards ($/sh)	Awards ($) (4)
Steven W. King	–	–	267,696		401,544		–	–	–	–	–		–	–
	5/6/2013	–	–		–		–	–	–	–	400,000		1.41	472,560
	10/15/2013	–	–		–		–	–	–	–	250,000	(5)	1.39	–	(6)
	10/15/2013	–	–		–		–	–	–	100,000 (5)	–		–	139,000
Paul J. Lytle	–	–	135,538		203,306		–	–	–	–	–		–	–
	5/6/2013	–	–		–		–	–	–	–	200,000		1.41	236,280
Shelley P.M. Fussey	–	–	102,102		153,153		–	–	–	–	–		–	–
	5/6/2013	–	–		–		–	–	–	–	100,000		1.41	118,140
Joseph S. Shan	–	–	94,640		141,960		–	–	–	–	–		–	–
	5/6/2013	–	–		–		–	–	–	–	100,000		1.41	118,140
Mark R. Ziebell	–	–	110,250		165,375		–	–	–	–	–		–	–
	5/6/2013	–	–		–		–	–	–	–	175,000		1.41	206,745
Jeffrey L. Masten	–	–	–	(7)	–	(7)	–	–	–	–	–		–	–
	5/6/2013	–	–		–		–	–	–	–	100,000		1.41	118,140

__________

(1)	Represents each Named Executive Officer’s participation in the Company’s Annual Cash Bonus Plan, as adopted by the Compensation Committee in July 2011. The amounts shown in the “Target” column reflect a percentage of each Named Executive Officer’s fiscal year 2014 base salary as specified under the Annual Cash Bonus Plan, prorated to the extent an executive was not employed for the entire fiscal year. The amounts shown in the “Maximum” column are 150% of the respective target amounts, representing the 1.5 times corporate multiplier under the Annual Cash Bonus Plan. There is no minimum amount payable for a certain level of performance. Additional information regarding the Company’s Annual Cash Bonus Plan for its Named Executive Officers can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Annual Cash Bonus Plan”. The actual amount of bonus earned by each Named Executive Officer under the Annual Cash Bonus Plan is reflected in the Summary Compensation Table above under the heading, “Non-Equity Incentive Plan Compensation.”
(2)	Except as described in footnote 5 below, stock and option awards referenced in the table above were granted under our 2011 Stock Incentive Plan.

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(3)	Except as described in footnote 5 below, stock option awards referenced in the table above vest in eight (8) equal quarterly installments over a two-year period beginning on the first quarter following the date of grant and each quarter thereafter until fully-vested.
(4)	The assumptions used in determining the grant date fair value of stock and option awards are set forth in Note 7 “Equity Compensation Plans” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014, filed with the SEC on July 14, 2014.
(5)	On October 15, 2013, the Company’s Compensation Committee approved a stock option grant to Mr. King to purchase 250,000 shares of common stock in connection with the cancellation of a portion of an option grant that was originally granted to Mr. King on May 4, 2012 (i.e., 250,000 underlying shares of common stock were cancelled). The stock option was granted under our 2010 Stock Incentive Plan and the vesting terms of the option grant are identical to the vesting terms of the cancelled option grant, whereby, 156,250 options vested immediately as Mr. King received credit for the time elapsed since the original option grant, and the remaining 93,750 unvested options vest in three (3) equal quarterly installments beginning November 4, 2013 and each quarter thereafter until fully-vested. In addition, on October 15, 2013, the Company’s Compensation Committee also granted Mr. King a stock award of 100,000 shares of common stock, which stock award was not subject to any vesting requirements. Additional information regarding the cancellation of the prior stock option grant made to Mr. King on May 4, 2012, the stock option grant to Mr. King on October 15, 2013, and the related award of shares to Mr. King on October 15, 2013 are further described above in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Equity Awards”.
(6)	In accordance with the authoritative guidance for share-based compensation under Financial Accounting Standards Board’s Accounting Standards Codification Topic 718: Compensation – Stock Compensation, there was no incremental increase in fair value associated with the stock option grant to Mr. King on October 15, 2013 (see footnote 5 above).
(7)	Mr. Masten was not eligible for a bonus under the Company’s Annual Cash Bonus Plan due to his resignation in February 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised stock options and unvested stock awards held by our Named Executive Officers as of fiscal year ended April 30, 2014:

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares That Have Not Vested ($)
Steven W. King	50,000		–	1.95	01/11/2018	–	–	–	–
	221,000		–	2.93	02/01/2020	–	–	–	–
	142,500		–	2.44	05/02/2021	–	–	–	–
	262,637		–	0.95	02/17/2022	–	–	–	–
	218,750		31,250 (1)	0.46	05/04/2022	–	–	–	–
	125,000		75,000 (2)	1.18	12/27/2022	–	–	–	–
	150,000		250,000 (3)	1.41	05/06/2023	–	–	–	–
	218,750		31,250 (4)	1.39	10/15/2023	–	–	–	–
Paul J. Lytle	30,000		–	1.95	01/11/2018	–	–	–	–
	120,000		–	2.93	02/01/2020	–	–	–	–
	57,500		–	2.44	05/02/2021	–	–	–	–
	140,000		–	0.95	02/17/2022	–	–	–	–
	175,000		25,000 (1)	0.46	05/04/2022	–	–	–	–
	125,000		75,000 (2)	1.18	12/27/2022	–	–	–	–
	75,000		125,000 (3)	1.41	05/06/2023	–	–	–	–
Shelley P.M. Fussey	22,500		–	7.20	03/08/2015	–	–	–	–
	30,000		–	1.95	01/11/2018	–	–	–	–
	75,000		–	2.93	02/01/2020	–	–	–	–
	30,000		–	2.44	05/02/2021	–	–	–	–
	58,000		–	0.95	02/17/2022	–	–	–	–
	109,375		15,625 (1)	0.46	05/04/2022	–	–	–	–
	93,750		56,250 (2)	1.18	12/27/2022	–	–	–	–
	37,500		62,500 (3)	1.41	05/06/2023	–	–	–	–
Joseph S. Shan	20,000		–	4.20	07/06/2017	–	–	–	–
	20,000		–	1.95	01/11/2018	–	–	–	–
	75,000		–	2.93	02/01/2020	–	–	–	–
	30,000		–	2.44	05/02/2021	–	–	–	–
	140,000		–	0.95	02/17/2022	–	–	–	–
	131,250		18,750 (1)	0.46	05/04/2022	–	–	–	–
	93,750		56,250 (2)	1.18	12/27/2022	–	–	–	–
	37,500		62,500 (3)	1.41	05/06/2023	–	–	–	–
Mark R. Ziebell	10,000	(5)	–	7.35	03/31/2015	–	–	–	–
	131,250		93,750 (6)	0.47	06/20/2022	–	–	–	–
	93,750		56,250 (2)	1.18	12/27/2022	–	–	–	–
	65,625		109,375 (3)	1.41	05/06/2023	–	–	–	–
Jeffrey L. Masten (7)	–		–	–	–	–	–	–	–

 __________

(1)	Option vests in eight (8) equal quarterly installments over a two-year period beginning August 4, 2012 and each quarter thereafter until fully-vested.
(2)	Option vests in eight (8) equal quarterly installments over a two-year period beginning March 27, 2013 and each quarter thereafter until fully-vested.
(3)	Option vests in eight (8) equal quarterly installments over a two-year period beginning August 6, 2013 and each quarter thereafter until fully-vested.
(4)	See footnote 5 of the “Fiscal Year 2014 Grants of Plan-Based Awards” table above for vesting terms.

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(5)	Option fully vested under a “non-employee” option agreement dated March 31, 2005, which was granted to Mr. Ziebell prior to his employment with Peregrine.
(6)	Option vests in twelve (12) equal quarterly installments over a three-year period beginning September 20, 2012 and each quarter thereafter until fully-vested.
(7)	Mr. Masten’s employment with Peregrine concluded in February 2014. Subsequent to his employment and prior to April 30, 2014, Mr. Masten exercised all vested stock options in accordance with the Company’s applicable stock incentive plans.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options and vesting of stock awards by the Company’s Named Executive Officers during fiscal year 2014.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven W. King	–	–	100,000	139,000
Jeffrey L. Masten (3)	379,802	323,813	–	–

________________

(1)	The realized value on exercise was calculated based on the difference between the market price of our common stock at exercise and the exercise price of each option.
(2)	The value realized on vesting is based on the closing sale price of our common stock on the vest date.
(3)	Mr. Masten’s employment with Peregrine concluded in February 2014. Subsequent to his employment and prior to April 30, 2014, Mr. Masten exercised all vested stock options in accordance with the Company’s applicable stock incentive plans.

Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

We have entered into an employment agreement with each of our Named Executive Officers, each of which are subject to automatic one-year extensions annually unless either party gives written notice of such party’s intent not to renew the employment agreement at least ninety (90) days prior to the commencement of the next year’s period.

Each employment agreement provides that the executive officer must devote his or her full business time to the performance of services to the Company. In addition, each executive officer has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him or her in the course of his or her employment belongs to the Company. Each executive officer has further agreed that he or she will not (i) compete with the Company, directly or indirectly, during the course of such executive’s employment within the United States or any foreign country in which the Company has done business or has actually investigated doing business or where its products are sold or distributed, or (ii) solicit Company employees or customers during the course of employment and for a period of one year following the termination of such executive’s employment.

The Company has the right to terminate each executive’s employment for “cause” if such executive (a) breaches in any material respect or fails to fulfill in any material respect his or her fiduciary duty owed to Company; (b) breaches in any material respect his or her employment agreement or any other confidentiality or non-solicitation, non-competition agreement with the Company; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his or her duties to the Company, provided that he or she fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured under the agreement; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company's employees from time to time, including without limitation, the Company’s employee handbook. If an executive is terminated for “cause”, he or she shall have no right to receive any compensation or benefit under his or her employment agreement after such termination other than base salary and paid time-off earned or accrued but unpaid as of the date of termination.

The following discussion describes the amounts that we would pay or provide to our Named Executive Officers or, as applicable, their beneficiaries under these employment agreements as a result of (i) termination without cause or resignation for good reason, (ii) termination following a change-in-control, (iii) death or disability, and (iv) voluntary resignation with extended notice.

24

Payments Upon Termination Without Cause or Resignation for Good Reason

If we terminate Mr. King’s, Mr. Lytle’s or Mr. Ziebell’s employment without cause or the executive terminates his employment for “good reason”, such executive is entitled to (i) continued base salary and group insurance benefits for a period of twelve (12) months, and (ii) the payment of any prorated target bonus. In addition, each of Mr. King, Mr. Lytle and Mr. Ziebell shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. If we terminate Dr. Fussey’s or Mr. Shan’s employment without cause or such executive terminates his or her employment for good reason, such executive shall be entitled to (i) continued base salary and group insurance benefits for a period of twelve (12) months, and (ii) the payment of any prorated target bonus. In addition, each of Dr. Fussey and Mr. Shan shall have a period of time equal to the lesser of twelve (12) months following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

Each employment agreement defines “good reason” as (a) the Company relocates executive’s principal place of work to a location more than fifty (50) miles from the original location, without the executive’s prior written approval; (b) the executive’s position and/or duties are modified so that his or her duties are no longer consistent with the executive’s title; or (c) the executive’s annual base salary and related benefits, as adjusted from time to time, are reduced without his or her written authorization.

The following table sets forth the potential payments to our Named Executive Officers assuming a termination without cause or resignation for good reason with estimated benefits calculated as if the termination occurred on or about April 30, 2014:

Named Executive Officer	Base Salary ($)(1)	Target Bonus ($)(2)	Group Benefits ($)(3)	Total ($)
Steven W. King	446,160	267,696	32,193	746,049
Paul J. Lytle	338,844	135,538	32,704	507,086
Shelley P.M. Fussey	291,720	102,102	11,646	405,468
Joseph S. Shan	270,400	94,640	32,614	397,654
Mark R. Ziebell	315,000	110,250	32,648	457,898
Jeffery L. Masten (4)	–	–	–	–

__________

(1)	Represents payment of base salary for a period of twelve (12) months.
(2)	The payment of a Target Bonus to the Named Executive Officers is at the sole discretion of the Company’s Board of Directors. Amount includes the maximum proposed Target Bonus as a percentage of base salary established for fiscal year 2014 for each Named Executive Officer as follows: Mr. King – 60%; Mr. Lytle – 40%; Mr. Ziebell – 35%; Dr. Fussey – 35%; and Mr. Shan – 35%.
(3)	Represents estimated payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for long-term disability and term life insurance during the severance period of twelve (12) months. Amounts were calculated based on current premiums paid for executive’s benefits.
(4)	Mr. Masten’s employment with Peregrine concluded in February 2014.

Payments Upon a Termination in Connection with a Change-in-Control

In the event of a change-in-control of Peregrine, if a Named Executive Officer’s (i) employment is terminated other than for cause within three (3) months prior or thirty-six (36) months following a change-in-control (in the case of Mr. King) or twenty-four (24) months following a change-in-control (in the case of the other Named Executive Officers), or (ii) such executive terminates his employment for “good reason” within twelve (12) months following a change-in-control, the executive shall be paid a lump sum amount equal to (a) thirty-six (36) months’, in the case of Mr. King, and twenty-four (24) months’, in the case of the other Named Executive Officers, base salary then in effect, (b) one hundred percent (100%) of such executive’s target bonus, and (c) payment of group insurance benefits for thirty-six (36) months, in the case of Mr. King, and twenty-four (24) months, in the case of the other Named Executive Officers. In addition, each of the Named Executive Officers’ outstanding unvested stock options immediately shall become fully vested and each shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

25

The following table sets forth the potential payments to our Named Executive Officers assuming a termination without cause or resignation for good reason in connection with a change-in-control, with estimated benefits calculated assuming the change-in-control and termination of employment occurred on or about April 30, 2014:

Named Executive Officer	Base Salary($)(1)	Target Bonus ($)(2)	Stock Option Acceleration ($)(3)	Group Benefits ($)(4)	Total ($)
Steven W. King	1,338,480	267,696	175,438	96,578	1,878,192
Paul J. Lytle	677,688	135,538	115,250	65,408	993,884
Shelley P.M. Fussey	583,440	102,102	72,125	23,292	780,959
Joseph S. Shan	540,800	94,640	76,125	65,228	776,793
Mark R. Ziebell	630,000	110,250	186,656	65,297	992,203
Jeffery L. Masten (5)	–	–	–	–	–

__________

(1)	Represents payment of base salary for a period of thirty-six (36) months for Mr. King and twenty-four (24) months for Mr. Lytle, Dr. Fussey, Mr. Shan and Mr. Ziebell.
(2)	The payment of a Target Bonus to the Named Executive Officer is at the discretion of the Company’s Board of Directors. A Target Bonus is equal to a percentage of the Named Executive Officer’s annual base salary as follows: Mr. King – 60%; Mr. Lytle – 40%; Dr. Fussey – 35%; Mr. Shan – 35%; and Mr. Ziebell – 35%. The above assumes that the Board of Directors authorized the payment of the full Target Bonus to each executive for the fiscal year.
(3)	The amounts in this column are calculated by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $1.74, which is the closing market price per share of our common stock on April 30, 2014, and the per share exercise price of the applicable accelerated stock option in connection with a change-in-control. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer as there can be no assurance that the options will ever be exercised or that the value on exercise will be equal to the amount shown in this column.
(4)	Represents estimated payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for long-term disability and term life insurance during the severance period of thirty-six (36) months for Mr. King and twenty-four (24) months for Mr. Lytle, Dr. Fussey, Mr. Shan and Mr. Ziebell. Amounts were calculated based on current premiums paid for executive’s benefits.
(5)	Mr. Masten’s employment with Peregrine concluded in February 2014.

Payments upon Death or Disability

In the event of the death or disability, as defined in the employment agreements, of a Named Executive Officer, the Company will not pay any further compensation or benefits after such event other than the payment by the Company of group insurance benefits previously provided to our Named Executive Officers for a period of twelve (12) months, in the case of Mr. King, Mr. Lytle and Mr. Ziebell, and nine (9) months, in the case of Dr. Fussey and Mr. Shan. Amounts were calculated based on current premiums paid for executive’s benefits as follows:

Named Executive Officer	Group Benefits ($)
Steven W. King	32,193
Paul J. Lytle	32,704
Shelley P.M. Fussey	8,734
Joseph S. Shan	24,461
Mark R. Ziebell	32,648
Jeffrey L. Masten (1)	–

__________

(1) Mr. Masten’s employment with Peregrine concluded in February 2014.

Payments upon Executive’s Voluntary Resignation with Extended Notice Period

In the event that a Named Executive Officer voluntarily resigns, and in connection therewith provides ninety (90) days’ advance written notice (the “Extended Notice Period”) to the Company, and provided the executive shall have been employed by the Company for a period of at least five (5) years (in the case of Dr. Fussey, Mr. Shan and Mr. Ziebell), the Company will pay the Named Executive Officer’s base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of nine (9) months in the case of Mr. King and six (6) months in the case of the other Named Executive Officers after the Extended Notice Period provided the executive makes themselves telephonically available to the Board of Directors and the Company’s executive team for up to two (2) hours per week.

26

Compensation Committee Interlocks and Insider Participation

The following non-employee directors currently serve on the Compensation Committee of the Board of Directors: Mr. Carlton M. Johnson, Jr., Mr. David H. Pohl and Mr. Eric S. Swartz. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Certain Relationships and Related Transactions

Except for the compensation arrangements between us and our executive officers and directors described below under “Compensation Discussion and Analysis,” since May 1, 2013, we have not been a party to any transactions involving more than $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or any immediate family member of the foregoing has a direct or indirect material interest, nor are any such transactions currently proposed.

The Audit Committee’s charter requires that it review and approve any related-party and conflicts of interest transactions. In considering related-party transactions, the Audit Committee would consider the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-party transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is inconsistent with, our best interests and those of our stockholders.

Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric S. Swartz, Chairman of the Compensation Committee

Carlton M. Johnson, Jr.

David H. Pohl

27

Comparison of Stockholder Return (‡)

The following chart shows the performance from April 30, 2009 through April 30, 2014 of Peregrine Pharmaceuticals, Inc. common stock, compared with an investment in the stocks represented in each of the (i) the NASDAQ ICB: 4577 Pharmaceuticals Index (through April 30, 2014), (ii) NASDAQ U.S. Benchmark TR Index (through April 30, 2014), (iii) the NASDAQ Pharmaceutical Stock Index (“Nasdaq Pharmaceutical Stocks”) (through April 30, 2013), and (iv) the NASDAQ U.S. Stock Market Index (“Nasdaq US”) (through April 30, 2013), assuming the investment of $100 at the beginning of the period and the reinvestment of dividends, if any. NASDAQ OMX, which supplies us with total return data for the comparative indexes, has historically used total return data prepared by the Center for Research in Security Prices (CRSP). Effective January 2014, NASDAQ OMX has replaced total return values prepared by CRSP with its own NASDAQ OMX Global Index data. As a result of this change, the NASDAQ US has been replaced with the NASDAQ U.S. Benchmark TR Index, and the NASDAQ Pharmaceutical Stocks has been replaced with the NASDAQ ICB: 4577 Pharmaceuticals Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE OF INVESTMENT OF $100 ON APRIL 30, 2009

The underlying data for the foregoing graph is as follows:

	April 30, 2009	April 30, 2010	April 30, 2011	April 30, 2012	April 30, 2013	April 30, 2014
Peregrine Pharmaceuticals, Inc.	$ 100.00	$ 213.30	$ 131.91	$ 25.00	$ 73.94	$ 92.55
Nasdaq ICB: 4577 Pharmaceuticals (subsector) (1)	$ 100.00	$ 131.77	$ 151.49	$ 169.70	$ 220.67	$ 272.45
Nasdaq U.S. Benchmark TR Index (1)	$ 100.00	$ 141.09	$ 167.13	$ 171.93	$ 201.70	$ 243.48
Nasdaq Pharmaceutical Stocks (2)	$ 100.00	$ 130.17	$ 146.43	$ 167.68	$ 238.47	unavailable
Nasdaq US (2)	$ 100.00	$ 144.28	$ 170.18	$ 185.36	$ 206.79	unavailable

_____________

(1)	Underlying data provided by NASDAQ OMX Global Indexes.
(2)	Underlying data provided by The Center for Research in Security Prices. In addition, as discussed above, no data was available after December 31, 2013 by our third-party provider.

‡ The performance graph and the underlying data is not soliciting material, and is not incorporated into any past or future filing of the Company under the Securities Act or the Exchange Act, including this Proxy Statement, in whole or in part.

28

Other Matters

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2015 Proxy Statement, your proposal must be received by the Company no later than May 8, 2015, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s Nominating Committee Charter contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2015 Annual Meeting, you must comply with the procedures contained in the Company’s Nominating Committee Charter and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no later than ninety (90) days prior to the 2015 Annual Meeting.

The Nominating Committee Charter provides that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company no later than ninety (90) days prior to the relevant annual meeting. Each notice must set forth (i) the name and address of the stockholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. Any candidates recommended by stockholders for nomination to the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties.

You may write to the Secretary of the Company at the Company’s principal executive office, 14282 Franklin Avenue, Tustin, California 92780, to deliver the notices discussed above and for a copy of the relevant Nominating Charter of the Board of Directors regarding the requirements for making stockholder proposals and nominating director candidates. In addition, the Nominating Committee Charter can also be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

Other Matters

Neither the Board of Directors nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

By Order of the Board of Directors

/s/ Mark R. Ziebell
Mark R. Ziebell
Vice President, General Counsel and
Corporate Secretary

September 5, 2014

29

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M77726-P55397

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEREGRINE PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Carlton M. Johnson, Jr.
02) Steven W. King
03) David H. Pohl
04) Eric S. Swartz

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratify the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2015.	☐	☐	☐
3. Approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Bring this admission ticket with you to the meeting on October 16, 2014. Do not mail.
This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of August 22, 2014, the record date.

ADMISSION TICKET
PEREGRINE PHARMACEUTICALS, INC.
2014 Annual Meeting of Stockholders

October 16, 2014
10:30 a.m. Pacific Daylight Time
Irvine Marriott Hotel
18000 Von Karman Avenue
Irvine, California 92612

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 16, 2014:
The proxy statement and 2014 annual report to stockholders are available at www.proxyvote.com.

M77727-P55397

PEREGRINE PHARMACEUTICALS, INC.

This Proxy is Solicited on Behalf of the Board of Directors
For the 2014 Annual Meeting of Stockholders
To Be Held Thursday, October 16, 2014, at 10:30 a.m. PDT

The undersigned hereby appoints Steven W. King and Paul J. Lytle, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of PEREGRINE PHARMACEUTICALS, INC. to be held on October 16, 2014 and at any adjournment or postponement thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED **FOR ALL** NOMINEES FOR DIRECTOR LISTED IN ITEM 1, AND **FOR** ITEMS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSONS NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side